Exhibit 99.1
FLEET STATUS REPORT
Atwood Oceanics, Inc. and Subsidiaries Fleet Status Report as of February 2, 2017

Rig Name	Rated Water Depth	Location	Client	Estimated Contract End Date	Estimated Contract Day Rate	Additional Comments
ULTRA-DEEPWATER DRILLSHIPS
ATWOOD ADVANTAGE	12,000'	Israel	NOBLE ENERGY INC.	August 2017 (Fixed term)	$581,000
ATWOOD ACHIEVER	12,000'	Mauritania / Senegal	KOSMOS ENERGY LTD.	November 2017 (Fixed term)	$595,500 (all applicable taxes to be reimbursed by client)
Client elected standby period commenced June 1, 2016 at 95% of operating rate. Client exercised rate reversion option which reverts the contract back to its original terms on February 1, 2017.
Operations are expected to recommence in April 2017.

ATWOOD ADMIRAL	12,000'	South Korea	---	AVAILABLE	N/A	Delivery to occur on or prior to September 30, 2019 at Atwood’s option.
ATWOOD ARCHER	12,000'	South Korea	---	AVAILABLE	N/A	Delivery to occur on or prior to June 30, 2020 at Atwood’s option.
ULTRA-DEEPWATER SEMISUBMERSIBLES
ATWOOD CONDOR	10,000'	U.S. Gulf of Mexico	---	N/A	N/A
Contract ended January 3rd and rig is currently undergoing a Special Periodic Survey and other maintenance projects. The rig will mobilize to Singapore and undergo additional maintenance prior to resuming mobilization to Australia.

		Australia	WOODSIDE ENERGY LTD.	July 2019 (12 wells)	$222,295	Operations are expected to commence January 2018 for an estimated duration of 550 days.
ATWOOD OSPREY	8,200'	Australia	CONOCOPHILLIPS AUSTRALIA EXPLORATION PTY	March 2017 (1 well)	$185,000	Day rate subject to change due to various performance metrics. The contract provides a one well option at the contracted rate with a minimum duration of 45 days.
		Australia	---	AVAILABLE	N/A	Being actively marketed March to May 2017 in event that option well is not exercised.
		Australia	WOODSIDE ENERGY LTD.	September 2017 (1 well)	$185,000	Operations are expected to commence in May 2017 for an estimated duration of 130 days.
		Australia	---	AVAILABLE	N/A	Being actively marketed September 2017 to March 2018.
		Australia	WOODSIDE ENERGY LTD.	June 2018 (1 well)	$190,000	Operations are expected to commence in March 2018 for an estimated duration of 100 days. The contract provides a one well option at the contracted rate.

DEEPWATER SEMISUBMERSIBLE
ATWOOD EAGLE	5,000'	Singapore	---	AVAILABLE	N/A	Idled and being actively marketed.

JACKUPS
ATWOOD MAKO	400'	Philippines	---	AVAILABLE	N/A	Idled and being actively marketed.
ATWOOD MANTA	400'	Philippines	---	AVAILABLE	N/A	Idled and being actively marketed.
ATWOOD ORCA	400'	Singapore	---	N/A	N/A	Rig is currently idled but is expected to commence mobilization to Thailand in April 2017.
		Thailand	MUBADALA PETROLEUM	May 2018 (Fixed term)	Not Disclosed	Operations are expected to commence in May 2017.
ATWOOD BEACON	400'	Malta	---	AVAILABLE	N/A	Idled and being actively marketed.
ATWOOD AURORA	350'	In transit to Malta	---	AVAILABLE	N/A	Scheduled to be idled in February and is being actively marketed.

FORWARD-LOOKING STATEMENTS

As used herein, “we”, “us”, and “our” refers to Atwood Oceanics, Inc. and its subsidiaries, except where the context indicates otherwise. Statements contained in this Fleet Status Report, including, but not limited to, information regarding our estimated rig availability, estimated delivery dates, estimated contract duration, day rates, future contract commencement dates and locations and planned out of service time are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements are subject to numerous risks, uncertainties and assumptions and actual results could differ materially from those anticipated as a result of various factors including: uncertainties related to the level of activity in offshore oil and gas exploration and development; oil and gas prices; competition and market conditions in the contract drilling industry; shipyard delays and the risks inherent in the construction of a rig; delays in the commencement of operations of a rig following delivery; our ability to enter into and the terms of future contacts; possible cancellation or suspension of drilling contracts; the availability of qualified personnel; labor relations; operating hazards and risks; terrorism and political and other uncertainties inherent in foreign operations (including risk of war, civil disturbances, seizure or damage to equipment and exchange and currency fluctuations); the impact of governmental and industry laws and regulations; and environmental matters. These factors and others are described and discussed in our most recently filed annual report on Form 10-K, in our Forms 10-Q for subsequent periods and in our other filings with the Securities and Exchange Commission which are available on the SEC's website at www.sec.gov. All information in this Fleet Status Report is as of the date indicated above and is subject to change without notice. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no duty to update the content of this Fleet Status Report or any forward-looking statement contained herein to conform the statement to actual results or to reflect changes in our expectations.